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                                                                     EXHIBIT 4.6


                           PRIMEX TECHNOLOGIES, INC.

                             RESTORATION BONUS PLAN


                        Article I.  Plan Establishment.
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     1.1 Establishment of Plan.  Primex Technologies, Inc. (the "Company" or
         ---------------------
"Primex") hereby establishes a bonus program known as the Primex Technologies, Inc. Restoration Bonus Plan (the "Plan"), effective as of January 1, 1997.

     1.2 Purpose of Plan.  The purpose of the Plan is to provide all employees
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the opportunity for bonus payments intended to approximate and restore the value of Company funded benefits that cannot be provided under the Primex
Technologies, Inc. Retirement Investment Management Experience Plan (the "Prime Plan") due to the limit on compensation that can be taken into account under that plan imposed by Section 401(a)(17) of the Internal Revenue Code (the "401(a)(17) limit").


                            Article II. Eligibility.
                            -----------------------

     2.1 Participation in Plan.     Any employee of Primex Technologies, Inc.
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who is a participant in the Prime Plan is eligible for participation in the
Restoration Bonus Plan.


                  Article III. Amount and Payment of Benefits.
                  -------------------------------------------

     3.1 Matching Contribution.  With respect to each Plan Year, the Company
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shall contribute to the Plan, on behalf of each Participant, the same percentage of such Participant's Compensation in excess of the 401(a)(17) limit as was being matched under the Prime Plan on the Participant's compensation below the 401(a)(17) limit. By way of example, if the Participant received a Company matching contribution under the Prime Plan equal to 3% of his Compensation up to the 401(a)(17) limit under the Prime Plan, the Company shall make a contribution under this Plan equal to 3% of such Employee's Compensation in excess of the applicable 401(a)(17) limit. The Participant shall not be required or permitted to make salary reduction deferrals under this Plan.

     3.2 Retirement Contribution.  In addition to the contribution provided for
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in Section 3.1, the Company shall, with respect to each Participant who participates in the Prime Retirement account portion of the Prime Plan, make the following contributions to the Plan on the Compensation of each Participant in excess of the 401(a)(17) limit, based upon the Participant's attained age as of the first day of the Plan Year:


          Participant's             Company Retirement
          Age as of                 Contribution As A
          January 1 of              Percentage of Participant's
          Each Year                 Compensation over 401(a)(17)
          --------------            ----------------------------

          Younger than 30               2.0%
             30-34                      2.8%
             35-39                      3.6%
             40-44                      4.8%
             45-49                      6.9%
             50-54                      9.3%
             55-59                     10.8%
          60 and over                  12.3%
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     3.3 Crediting of Contribution to Memorandum Account.  The Company shall
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credit the contributions provided for in Sections 3.1 and 3.2 of this Plan to an unfunded memorandum account on the books of the Company. No interest shall be credited on such account balances. The Company shall provide each Participant with a statement at least annually showing the amount credited to the memorandum account on behalf of each Participant.

     3.4 Payment of Account Balances.  The Account Balance of each Participant
         ---------------------------
shall be paid to such Participant on an annual basis in the form of a cash bonus by December 31 of each year, or as soon thereafter as administratively feasible but in no event later than January 31 of the following year. In the event that a Participant terminates service for any reason prior to the last day of the Plan Year, the amount of his bonus for his final year of employment shall be determined based upon his actual Compensation received from the Company during the Plan Year, and shall be paid to him (or in the case of his death, to his surviving Spouse, if any, otherwise to his estate) within thirty (30) days of his termination of service from the Company (and all affiliated employers). In the event that a Participant is absent from active service for a period of at least six consecutive months due to a disability, his account balance under this Plan shall be distributed to him in full. The amount of any bonus distribution shall be net of all applicable withholding taxes.

     Notwithstanding the foregoing, if the Plan Administrator determines that the payment of any portion or all of the Account Balance would result in the Company not being able to take a tax deduction under Section 162(m) of the Code, the Plan Administrator may elect, in its sole discretion, instead to defer payment of any portion or all of such Account Balance until the next succeeding year (or years) in which the Participant's remuneration does not exceed the limit set forth in Code Section 162(m) or is not subject to Code Section 162(m).

     3.5 Benefit Upon a Change of Control.
         ---------------------------------

         (a)  Lump Sum Distribution Upon a Change of Control.  Notwithstanding
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     any other provision of the Plan, upon a Change in control, each Participant covered by the Plan shall automatically be paid a lump sum amount in cash equal to his Account Balance under the Plan, including contributions with respect to the year in which the Change of Control occurs calculated assuming Participants were entitled to a full year's contribution for such year. Payment under this Section shall not in and of itself terminate the Plan, but such payment shall be taken into account in calculating benefits under the Plan which may otherwise become due the Participant thereafter so that no duplication of benefit occurs.

         (b)  Divestment of Account Balance.  If a Participant is removed from
              -----------------------------
     participation in the Plan after a Change of Control has occurred, in no event shall his Account Balance accrued prior thereto be adversely affected.

         (c)  Change of Control Defined.  For purposes of the Plan, a "Change in
              -------------------------
Control" shall be deemed to have occurred if

           (i) The Corporation ceases to be owned by at least 300 shareholders of record after December 31, 1996, or ceases, by action of the Corporation's Board of Directors, to be either listed on a national securities exchange or authorized for quotation on The Nasdaq Stock Market;

           (ii) a person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than the Corporation, a majority-owned subsidiary of the Corporation, or an employee benefit plan (or related trust) of the Corporation, or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13(d)(3) under the Act) of 15% or more of the then outstanding voting stock of the Corporation;

              (iii) during any period of two consecutive years after 1996, individuals who at the beginning of such period constitute the Corporation's Board of Directors (together with any new Director whose election by the Corporation's Board of Directors or whose nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or
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           nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office;

           (iv) all or substantially all of the business or assets of the Corporation is disposed of pursuant to a merger, consolidation or other transaction in which the Corporation is not the surviving corporation or the Corporation combines with another company and is the surviving corporation (unless the shareholders of the Corporation immediately following such merger, consolidation, combination or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of the Corporation or (y) the combined company; or

           (v) the Corporation's Board of Directors determines that a tender offer for the Corporation's shares indicates a serious intention by the offeror to acquire control of the Corporation.


                              Article IV. Funding
                              -------------------

     4.1 Unfunded Plan.  This Plan shall be unfunded.  All payments under this
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Plan shall be made from the general assets of the Company.  No provision shall at any time be made with respect to segregating any assets of the Company. No Participant, surviving Spouse or other individual or entity shall have any interest in any particular assets of the company by reason of the right to receive a benefit under this Plan and shall have the rights only of a general unsecured creditor of the Company with respect to any rights under the plan.

     4.2 Anti-Alienation.  No Participant or beneficiary shall have the right to
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assign, transfer, encumber or otherwise subject to any lien, any payment or any other interest under this Plan, nor shall such payment or interest be subject to attachment, execution or levy of any kind.


                         Article V. Plan Administration
                         ------------------------------

     5.1 Appointment of Plan Administrator.  The Company hereby appoints the
         ---------------------------------
Corporate Vice President of Human Resources and Administration as the Plan Administrator (the "Plan Administrator").

     5.2 Delegation of Duties.  The Corporate Vice President of Human Resources
         --------------------
and Administration may delegate one or more of his duties to such other individual(s) as he deems appropriate.

     5.3 Powers, Duties and Responsibilities.  Except for those powers expressly
         -----------------------------------
reserved to the Chief Executive Officer or delegated by the Plan Administrator to designees, the Plan Administrator shall have all power to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, in accordance with the terms of the Plan. The Plan Administrator shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan, except for questions related to the Plan Administrator individually or to a small group of which the Plan Administrator is a part. Any such determination by the Plan Administrator shall be conclusive and binding upon all persons. The Plan Administrator may correct any defect or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan; provided, however, that such interpretation or construction shall be done in a non-discriminatory manner and shall be consistent with the intent of the Plan.

Questions related to the Plan Administrator individually or to a small group of employees of which the Plan Administrator is a part shall be referred to the Primex Vice President, General Counsel and Secretary for resolution; and, in such case, the Primex Vice President, General Counsel and Secretary shall have the absolute discretion and power to determine all questions arising in connection with the administration, interpretation and application of the Plan.

     The Plan Administrator shall:

         (a) compute the amount and kind of benefits to which any Participant shall be entitled hereunder;

         (b)  maintain all necessary records for the administration of the Plan;
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         (c)  interpret the provisions of the Plan and make and publish such rules for regulation of the Plan as are consistent with terms hereof;

         (d) assist any Participant regarding his rights, benefits or elections available under the Plan; and

         (e) communicate to Participants and their Beneficiaries concerning the provisions of the Plan.

     5.4 Records and Reports.  The Plan Administrator shall keep a record of all
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actions taken and shall keep such other books of account, records and other information that may be necessary for proper administration of the Plan.

     5.5 Appointment of Advisors.  The Plan Administrator may appoint
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accountants, counsel, advisors and other persons that he deems necessary or desirable in connection with the administration of the Plan.

     5.6 Indemnification of Members.  The Company shall indemnify and hold
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harmless the Plan Administrator from any liability incurred in his capacity as such for acts which he undertakes in good faith.

                     Article VI. Termination and Amendment
                     -------------------------------------

     6.1 Amendment or Termination.  The Company may amend or terminate the Plan
         ------------------------
at any time, in whole or in part, by action of its Board of Directors or any duly authorized committee or officer. No amendment or termination of the Plan or withdrawal therefrom by the company shall adversely affect the vested benefits payable hereunder to any Participant for service rendered prior to the effective date of such amendment, termination or withdrawal.

                           Article VII. Miscellaneous
                           --------------------------

     7.1 Gender and Number.  Whenever any words are used herein in the masculine
         -----------------
feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where such would apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in another form in all cases where they would so apply.

     7.2 Action by the Company.  Whenever the Company under the terms of this
         ---------------------
Plan is permitted or required to do or perform any act or thing, it shall be done and performed by an officer or committee duly authorized by the Board of Directors of the Company.

     7.3 Headings.  The headings and subheadings of this Plan have been inserted
         --------
for convenience of reference only and shall not be used in the construction of any of the provisions hereof.

     7.4 Uniformity and Non Discrimination.  All provisions of this Plan shall
         ---------------------------------
be interpreted and applied in a uniform nondiscriminatory manner.

     7.5 Governing Law.  To the extent that state law has not been preempted by
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the provisions of ERISA or any other laws of the United States heretofore or hereafter enacted, this Plan shall be construed under the laws of the State of Florida.

     7.6 Employment Rights.  Nothing in this Plan shall confer any right upon
         -----------------
any Employee to be retained in the service of the Company or any of its affiliates.

     7.7 Incompetency.  In the event that the Plan Administrator determines that
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a Participant is unable to care for his affairs because of illness or accident or any other reason, any amounts payable under this Plan may, unless claim shall have been made therefor by a duly appointed guardian, conservator, committee or other legal representative, be paid by the Plan Administrator to the spouse, child, parent or other blood relative or to any other person deemed by the Plan Administrator to have incurred expenses for such Participant, and such payment so made shall be complete discharge of the liabilities of the Plan therefor.
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                           Article VIII. Definitions.
                           --------------------------

     As used in the Plan, the following words shall have the following meaning:

         (a) "Board" or "Board of Directors" means the Board of Directors of Primex Technologies, Inc.

         (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (c) "Compensation" shall have the same meaning as in the "Prime Plan," except that in determining contribution under Article III hereof, "Compensation" shall not be limited by the 401(a)(17) limit.

         (d) "Company" or "Primex" means Primex Technologies, Inc., and its successors and assigns.

         (e) "Employee" means any employee of the Company who is an "Eligible Employee" as defined in the Prime Plan.

         (f)  "Olin" means Olin Corporation.

         (g) "Participant" means an Employee who has been designated as a Participant in this Plan in accordance with Section 2.1 of the Plan.

         (h)  "Plan" means the Primex Technologies, Inc.  Restoration Bonus
     Plan.

         (i)  "Plan Year" means the calendar year.

         (j) "Prime Plan" means the Primex Technologies, Inc. Retirement Investment Management Experience Plan.


Dated as of  May 5, 1998
                              PRIMEX TECHNOLOGIES, INC.

                              By  /s/ George H. Pain
                                   -----------------
                                    Its Vice President, General Counsel &
                                    Secretary